Exhibit 99.1

NEWS RELEASE
Contacts:
Media – John Vigeland
(920) 429-4132
Investor Relations
(920) 429-7039

SHOPKO REPORTS SECOND QUARTER RESULTS

GREEN BAY, Wis. (August 18, 2005)    ShopKo Stores, Inc. (NYSE: SKO), today announced financial results for the second quarter ended July 30, 2005.  Net income for the second quarter of 2005 was $11.5 million compared with net income of $8.3 million last year.  Earnings per diluted share were $0.38 compared with earnings per diluted share of $0.28 last year.

Consolidated sales decreased 5.0 percent to $737.0 million in the second quarter of 2005 compared with $775.6 million for the comparable period last year.  Consolidated comparable store sales decreased 5.6 percent.

The second quarter 2005 results benefited from a number of factors including:

•

continued  focus on improving the mix between profitable sales and promotional activity, resulting in higher gross margin

•

reduction in interest expense of $1.6 million due to lower debt levels

•

decrease of $1.7 million in expenses associated with reduced store remodeling activity in 2005 compared with a year ago

•

$2.3 million gain on the sale of three Colorado stores partially offset by $1.7 million of merger related costs.

Debt levels at period end declined $142 million from the comparable 2004 period due to reduced inventory levels and higher cash flows from operations, use of proceeds from the sale of the three Colorado stores, and reduced capital expenditures.

Capital expenditures for the second quarter of 2005 were $5.5 million compared with $21.0 million last year.  In the first half of fiscal 2005, capital expenditures were $8.3 million compared with $31.4 million for the same period last year.  The decrease in capital expenditures is primarily due to $13.0 million related to the expansion of the Omaha distribution center and $7.9 million in store remodeling activity during the first half of fiscal 2004.  The company expects capital expenditures to total approximately $35 million for the fiscal year.

During the second quarter of 2005, the Company sold three ShopKo stores in Colorado and closed two Pamida locations. The Company also announced the closing of one additional Pamida location to occur in the third quarter and expects to recognize a charge of $1.1 million upon the store closing.

First Half 2005

For the first half, consolidated sales were $1,440.2 million compared with $1,510.6 million last year, a decrease of 4.7 percent.  Net income was $12.2 million compared with last year’s net income of $5.9 million.  Diluted earnings per share were $0.40 compared with diluted earnings per share of $0.20 last year.

Due to the pending merger agreement pursuant to which ShopKo Stores, Inc. will be acquired by a private investment group affiliated with and managed by Goldner Hawn Johnson & Morrison Incorporated, a Minneapolis, Minnesota-based private equity firm, the Company has determined not to hold a conference call to discuss second quarter results.   The proposed merger agreement will be voted on by the company’s shareholders at a special meeting scheduled for September 14, 2005.

ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions.  Retail formats include 140 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 220 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept.  With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO.  For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expected sales and other financial results.  Such statements are subject to important factors that could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements including those referenced in ShopKo's current annual report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings; and such factors are incorporated by reference.

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Consolidated Sales Summary (dollars in millions)

Second Quarter

Business Segments	05/1/05- 07/30/05 (13 weeks)	05/02/04- 07/31/04 (13 weeks)	Change Total**	Change Comp* (13 weeks vs. 13 weeks)
ShopKo	$533.3	$568.8	(6.2)%	(6.7)%
Pamida	$203.7	206.8	(1.5)%	(2.7)%
Consolidated	$737.0	$775.6	(5.0)%	(5.6)%

*Comparable store sales represent sales of those stores open during both fiscal years and do not include sales from the ShopKo wholesale optical lab.

**ShopKo division total sales variance reflects sales from one closed ShopKo location in fiscal 2004 and three new ShopKo Express Rx locations.  Pamida division total sales variance reflects sales from five closed Pamida locations and seven new locations in fiscal 2004.  Pamida sales variance also reflects sales from three closed Pamida locations and three new locations in fiscal 2005.

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Second Quarter and Year-to-Date

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
(In thousands, except per share data)	2005	2004	2005	2004

Revenues:
Net sales	$736,995	$775,576	$1,440,254	$1,510,609
Licensed department rentals and other income	3,499	3,254	6,959	6,349
	740,494	778,830	1,447,213	1,516,958
Costs and expenses:
Cost of sales	531,895	572,282	1,047,146	1,123,504

Gross margin	205,100	203,294	393,108	387,105

Selling, general and administrative expenses	162,205	163,208	324,398	323,946
Depreciation and amortization expenses	20,645	21,157	41,526	42,658
	182,850	184,365	365,924	366,604

Income from operations	25,749	22,183	34,143	26,850
Interest expense	7,002	8,577	14,363	17,145

Income before income taxes	18,747	13,606	19,780	9,705
Provision for income taxes	7,221	5,306	7,618	3,786

Net income	$11,526	$8,300	$12,162	$5,919

Net income per share of common stock:
Basic:	$0.38	$0.28	$0.41	$0.20

Diluted:	$0.38	$0.28	$0.40	$0.20

Weighted average number of common shares outstanding:
Basic:	30,075	29,291	29,901	29,251

Diluted:	30,433	29,514	30,238	29,491

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Percents of Sales
Second Quarter and Year-to-Date

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
	2005	2004	2005	2004

Revenues:
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.5	0.4	0.5	0.4
	100.5	100.4	100.5	100.4
Costs and expenses:
Cost of sales	72.2	73.8	72.7	74.4

Gross margin	27.8	26.2	27.3	25.6

Selling, general and administrative expenses	22.0	21.0	22.5	21.4
Depreciation and amortization expenses	2.8	2.7	2.9	2.8
	24.8	23.7	25.4	24.2

Income from operations	3.5	2.9	2.4	1.8
Interest expense	1.0	1.1	1.0	1.1

Income before income taxes	2.5	1.8	1.4	0.7
Provision for income taxes	1.0	0.7	0.5	0.3

Net income	1.5	1.1	0.9	0.4

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Second Quarter and Year-to-Date

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
(Dollars in thousands)	2005	2004	2005	2004

ShopKo Retail Segment
Net sales	$533,257	$568,801	$1,051,108	$1,121,600
Licensed department rentals and other income	3,018	2,903	5,993	5,667
	536,275	571,704	1,057,101	1,127,267
Costs and expenses:
Cost of sales	386,394	420,697	764,466	835,930

Gross Margin	146,863	148,104	286,642	285,670

Selling, general and administrative expenses	108,904	112,520	220,382	223,708
Depreciation and amortization expenses	15,401	15,173	30,997	30,470
	124,305	127,693	251,379	254,178

Income from operations	$25,576	$23,314	$41,256	$37,159

Pamida Retail Segment
Net sales	$203,738	$206,775	$389,146	$389,009
Licensed department rentals and other income	481	351	966	683
	204,219	207,126	390,112	389,692
Costs and expenses:
Cost of sales	145,500	151,585	282,680	287,574

Gross Margin	58,238	55,190	106,466	101,435

Selling, general and administrative expenses	44,106	43,543	87,638	86,500
Depreciation and amortization expenses	5,119	5,832	10,280	11,890
	49,225	49,375	97,918	98,390

Income from operations	$9,494	$6,166	$9,514	$3,728

Corporate Segment

Net sales	$-	$-	$-	$-
Licensed department rentals and other income	-	-	-	-
	-	-	-	-
Costs and expenses:
Selling, general and administrative expenses	9,196	7,147	16,378	13,738
Depreciation and amortization expenses	125	152	249	298
	9,321	7,299	16,627	14,036

Income from operations	$(9,321)	$(7,299)	$(16,627)	$(14,036)

Consolidated
Income from operations	$25,749	$22,181	$34,143	$26,851

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Percents of Sales
Second Quarter and Year-to-Date

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
	2005	2004	2005	2004

ShopKo Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.6	0.5	0.6	0.5
	100.6	100.5	100.6	100.5
Costs and expenses:
Cost of sales	72.5	74.0	72.7	74.5

Gross Margin	27.5	26.0	27.3	25.5

Selling, general and administrative expenses	20.4	19.8	21.0	19.9
Depreciation and amortization expenses	2.9	2.7	2.9	2.7
	23.3	22.5	23.9	22.6

Income from operations	4.8	4.0	4.0	3.4

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
	2005	2004	2005	2004
Pamida Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.2	0.2	0.2	0.2
	100.2	100.2	100.2	100.2
Costs and expenses:
Cost of sales	71.4	73.3	72.6	73.9

Gross Margin	28.6	26.7	27.4	26.1

Selling, general and administrative expenses	21.6	21.1	22.5	22.2
Depreciation and amortization expenses	2.5	2.8	2.7	3.1
	24.1	23.9	25.2	25.3

Income from operations	4.7	3.0	2.4	1.0

Consolidated
Income from operations	3.5	2.9	2.4	1.8

ShopKo Stores, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(In thousands)

	July 30,	July 31,
	2005	2004

Cash and cash equivalents	$41,431	$32,819
Receivables, less allowances	52,079	51,714
Merchandise inventories	561,190	613,364
Other current assets	9,614	9,595
Total current assets	664,314	707,492

Other assets and deferred charges	8,788	7,697
Intangible assets	23,462	25,985
Net property and equipment	696,054	761,827
Total assets	$1,392,618	$1,503,001

Short-term debt	$40,000	$118,825
Accounts payable - trade	230,141	260,010
Accrued liabilities	173,582	174,692
Current portion of long-term obligations	7,177	62,473
Total current liabilities	450,900	616,000

Long-term obligations	234,767	242,876
Other long-term obligations	23,214	23,740
Deferred income taxes	22,963	22,803
Shareholders' equity	660,774	597,582
Total liabilities and shareholders' equity	$1,392,618	$1,503,001